Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Third-Quarter 2013 Results

(Houston — November 4, 2013) Plains All American Pipeline, L.P. (NYSE: PAA) reported third-quarter 2013 results as summarized below:

Summary Financial Information (1)

(in millions, except per unit data)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2013	2012	Change	2013	2012	Change

Net income attributable to Plains	$231	$165	40%	$1,052	$774	36%

Diluted net income per limited partner unit	$0.38	$0.27	41%	$2.22	$1.70	31%

EBITDA	$411	$470	-13%	$1,642	$1,410	16%

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2013	2012	Change	2013	2012	Change

Adjusted net income attributable to Plains	$284	$322	-12%	$1,096	$985	11%

Diluted adjusted net income per limited partner unit	$0.53	$0.73	-27%	$2.35	$2.33	1%

Adjusted EBITDA	$480	$502	-4%	$1,697	$1,497	13%

Distribution declared for the period	$0.6000	$0.5425	10.6%

(1)             The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding selected items that the Partnership believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as adjusted EBITDA) and their reconciliation to the most directly comparable GAAP measures.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

“PAA continues to deliver solid performance in a variety of market conditions. For the third quarter of 2013, adjusted EBITDA for each of our three reporting segments met or exceeded the mid-point of our guidance and we remain on track to meet or exceed each of our goals for 2013,” said Greg L. Armstrong, Chairman and CEO of Plains All American.  “PAA’s quarterly distribution payable next week represents a 10.6% increase over the quarterly distribution paid in November 2012, exceeding the high end of our 9% to 10% targeted growth range for 2013.”

“Additionally, we increased the mid-point of our 2013 guidance range for adjusted EBITDA by $50 million to $2.24 billion and ended the quarter well positioned to finance PAA’s continued growth with a strong balance sheet, approximately $2.9 billion in committed liquidity and credit metrics that compare favorably to our targets. Looking beyond 2013, we furnished preliminary baseline guidance for 2014, underpinned by a 20% increase in our fee-based activities, and established a 10% distribution growth target for next year.  We also expect recently completed growth projects and our multi-billion dollar portfolio of organic growth capital investments to provide visibility for continued growth beyond 2014.”

The following table summarizes selected financial information by segment for the third quarter and first nine months of 2013:

Summary of Selected Financial Data by Segment (1)

(in millions)

	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2012
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics

Reported segment profit	$198	$146	$64	$184	$140	$142

Selected items impacting the comparability of segment profit (2)	7	4	60	6	2	27

Adjusted segment profit	$205	$150	$124	$190	$142	$169

Percentage change in adjusted segment profit versus 2012 period	8%	6%	-27%

	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics

Reported segment profit	$522	$445	$673	$516	$344	$544

Selected items impacting the comparability of segment profit (2)	25	14	12	27	18	43

Adjusted segment profit	$547	$459	$685	$543	$362	$587

Percentage change in adjusted segment profit versus 2012 period	1%	27%	17%

(1)             The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding selected items that the Partnership believes impact comparability of financial results between reporting periods.

(2)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Third-quarter 2013 Transportation adjusted segment profit increased 8% versus comparable 2012 results.  This increase was primarily driven by the benefit of higher pipeline volumes related to crude oil production increases in basins our assets service, recently completed organic growth projects and higher average pipeline tariffs. These benefits were partially offset by lost revenue from weather-related downtime during the third quarter of 2013.

Third-quarter 2013 Facilities adjusted segment profit increased 6% over comparable 2012 results.  This increase was primarily related to increased crude oil rail activities.

Third-quarter 2013 Supply and Logistics adjusted segment profit exceeded our guidance, but represented a 27% decrease relative to comparable 2012 results.  This decrease was primarily related to less favorable crude oil market conditions during the current year quarter, particularly narrower crude oil differentials, partially offset by stronger net margins in the NGL business.

The Partnership will hold a conference call on November 5, 2013 (see details below).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this news release as well as financial and operational guidance for the fourth quarter and full year of 2013.  A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com, where PAA routinely posts important information about the Partnership.

Conference Call

The Partnership’s conference call will be held at 11:00 a.m. EST on Tuesday, November 5, 2013 to discuss the following items:

1.              The Partnership’s third-quarter 2013 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the fourth quarter and full year of 2013;

5.              Preliminary 2014 adjusted EBITDA, implied DCF and growth capital investment guidance;

6.              Status of pending purchase of outstanding publicly traded units of PNG; and

7.              The Partnership’s outlook for the future.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Conference Call Access Instructions

To access the Internet webcast of the conference call, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Events and Presentations.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, access to the live conference call is available by dialing toll free (877) 531-2998. International callers should dial (612) 332-0228.  No password is required.  The slide presentation accompanying the conference call will be available a few minutes prior to the call under the “Conference Call Summaries” portion of the “Conference Calls” tab of the “Investor Relations” section of the PAA website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701 or (320) 365-3844 for international callers and enter replay access code 303548.  The replay will be available beginning Tuesday, November 5, 2013, at approximately 1:00 p.m. EST and will continue until 12:59 a.m. EST on December 6, 2013.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” (such as adjusted EBITDA and implied distributable cash flow) in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “selected items impacting comparability.”  We consider an understanding of these selected items impacting comparability to be material to the evaluation of our operating results and prospects.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Adjusted EBITDA and other non-GAAP financial measures are reconciled to the most comparable GAAP measures for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and notes thereto. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page, select  the “Guidance & Non-GAAP Reconciliations” link and navigate to the “Non-GAAP Reconciliations” tab on the Investor Relations page.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize, or delays in implementing or capitalizing, on planned internal growth projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; tightened capital markets or other factors that increase our cost of capital or limit our access to capital;  maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; declines in the volumes of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our facilities, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves or other factors; shortages or cost increases of supplies, materials or labor; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; non-utilization of our assets and facilities; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of our facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of natural gas liquids. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA also owns and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

REVENUES	$10,703	$9,354	$31,617	$28,358

COSTS AND EXPENSES
Purchases and related costs	9,909	8,524	28,733	25,855
Field operating costs	326	292	1,010	860
General and administrative expenses	79	81	276	264
Depreciation and amortization	93	210	265	356
Total costs and expenses	10,407	9,107	30,284	27,335

OPERATING INCOME	296	247	1,333	1,023

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	19	9	42	25
Interest expense, net	(72)	(74)	(224)	(214)
Other income, net	3	4	2	6

INCOME BEFORE TAX	246	186	1,153	840
Current income tax expense	(17)	(10)	(69)	(32)
Deferred income tax benefit/(expense)	8	(3)	(10)	(11)

NET INCOME	237	173	1,074	797
Net income attributable to noncontrolling interests	(6)	(8)	(22)	(23)
NET INCOME ATTRIBUTABLE TO PLAINS	$231	$165	$1,052	$774

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$133	$89	$764	$554
GENERAL PARTNER	$98	$76	$288	$220

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.38	$0.27	$2.23	$1.71

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.38	$0.27	$2.22	$1.70

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	343	329	340	322

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	345	331	342	325

ADJUSTED RESULTS:

(in millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

ADJUSTED NET INCOME ATTRIBUTABLE TO PLAINS	$284	$322	$1,096	$985

DILUTED ADJUSTED NET INCOME PER LIMITED PARTNER UNIT	$0.53	$0.73	$2.35	$2.33

ADJUSTED EBITDA	$480	$502	$1,697	$1,497

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets	$5,245	$5,147
Property and equipment, net	10,607	9,643
Goodwill	2,519	2,535
Linefill and base gas	770	707
Long-term inventory	218	274
Investments in unconsolidated entities	474	343
Other, net	534	586
Total assets	$20,367	$19,235

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,111	$5,183
Senior notes, net of unamortized discount	6,710	6,010
Long-term debt under credit facilities and other	308	310
Other long-term liabilities and deferred credits	554	586
Total liabilities	12,683	12,089

Partners’ capital excluding noncontrolling interests	7,150	6,637
Noncontrolling interests	534	509
Total partners’ capital	7,684	7,146
Total liabilities and partners’ capital	$20,367	$19,235

DEBT CAPITALIZATION RATIOS

(in millions)

	September 30,	December 31,
	2013	2012
Short-term debt	$619	$1,086
Long-term debt	7,018	6,320
Total debt	$7,637	$7,406

Long-term debt	$7,018	$6,320
Partners’ capital	7,684	7,146
Total book capitalization	$14,702	$13,466
Total book capitalization, including short-term debt	$15,321	$14,552

Long-term debt-to-total book capitalization	48%	47%
Total debt-to-total book capitalization, including short-term debt	50%	51%

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT

(in millions)

	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2012
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$378	$280	$10,386	$364	$262	$9,049
Purchases and related costs (1)	(35)	(23)	(10,189)	(36)	(29)	(8,776)
Field operating costs (excluding equity-indexed compensation expense) (1)	(131)	(92)	(103)	(119)	(72)	(101)
Equity-indexed compensation expense - operations	(3)	—	—	(3)	—	(1)
Segment G&A expenses (excluding equity-indexed compensation expense) (2)	(25)	(15)	(25)	(23)	(16)	(24)
Equity-indexed compensation expense - general and administrative	(5)	(4)	(5)	(8)	(5)	(5)
Equity earnings in unconsolidated entities	19	—	—	9	—	—
Reported segment profit	$198	$146	$64	$184	$140	$142
Selected items impacting comparability of segment profit (3)	7	4	60	6	2	27
Segment profit excluding selected items impacting comparability	$205	$150	$124	$190	$142	$169

Maintenance capital	$29	$6	$7	$26	$17	$4

	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$1,111	$983	$30,544	$1,043	$785	$27,368
Purchases and related costs (1)	(109)	(196)	(29,439)	(100)	(168)	(26,414)
Field operating costs (excluding equity-indexed compensation expense) (1)	(402)	(272)	(327)	(343)	(204)	(308)
Equity-indexed compensation expense - operations	(15)	(2)	(2)	(12)	(2)	(2)
Segment G&A expenses (excluding equity-indexed compensation expense) (2)	(74)	(48)	(77)	(73)	(48)	(77)
Equity-indexed compensation expense - general and administrative	(31)	(20)	(26)	(24)	(19)	(23)
Equity earnings in unconsolidated entities	42	—	—	25	—	—
Reported segment profit	$522	$445	$673	$516	$344	$544
Selected items impacting comparability of segment profit (3)	25	14	12	27	18	43
Segment profit excluding selected items impacting comparability	$547	$459	$685	$543	$362	$587

Maintenance capital	$84	$23	$17	$78	$34	$11

(1)             Includes intersegment amounts.

(2)             Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period. Includes acquisition-related expenses for the 2012 period.

(3)             Certain non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Transportation activities (average daily volumes in thousands of barrels):
Tariff activities
Crude Oil Pipelines
All American	40	38	39	31
Bakken Area Systems	136	127	130	133
Basin / Mesa	731	678	712	676
Capline	147	159	153	144
Eagle Ford Area Systems	119	26	81	17
Line 63 / Line 2000	113	131	113	126
Manito	47	51	46	59
Mid-Continent Area Systems	256	281	277	268
Permian Basin Area Systems	593	452	540	451
Rainbow	128	142	125	147
Rangeland	54	57	59	60
Salt Lake City Area Systems	131	156	132	151
South Saskatchewan	56	61	50	60
White Cliffs	22	18	22	18
Other	738	670	737	700
NGL Pipelines
Co-Ed	56	60	55	41
Other	200	204	190	121
Refined Products Pipelines	54	112	88	114
Tariff activities total	3,621	3,423	3,549	3,317
Trucking	120	107	113	103
Transportation activities total	3,741	3,530	3,662	3,420

Facilities activities (average monthly volumes):
Crude oil, refined products and NGL terminalling and storage (average monthly capacity in millions of barrels)	94	94	94	88
Rail load / unload volumes (average throughput in thousands of barrels per day)	218	—	221	—
Natural gas storage (average monthly capacity in billions of cubic feet)	97	89	96	82
NGL fractionation (average throughput in thousands of barrels per day)	106	100	99	73
Facilities activities total (average monthly capacity in millions of barrels) (2)	120	111	120	104

Supply and Logistics activities (average daily volumes in thousands of barrels):
Crude oil lease gathering purchases	856	811	855	808
NGL sales	145	179	196	155
Waterborne cargos	4	5	5	3
Supply and Logistics activities total	1,005	995	1,056	966

(1)             Volumes associated with acquisitions represent total volumes (attributable to our interest) for the number of days or months we actually owned the assets divided by the number of days or months in the period.

(2)             Facilities total is calculated as the sum of: (i) crude oil, refined products and NGL terminalling and storage capacity; (ii) rail load and unload volumes multiplied by the number of days in the period and divided by the number of months in the period; (iii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iv) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Basic Net Income per Limited Partner Unit:
Net income attributable to Plains	$231	$165	$1,052	$774
Less: General partner’s incentive distribution (1)	(95)	(74)	(272)	(208)
Less: General partner 2% ownership (1)	(3)	(2)	(16)	(12)
Net income available to limited partners	133	89	764	554
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	(1)	(5)	(3)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$132	$88	$759	$551

Basic weighted average number of limited partner units outstanding	343	329	340	322

Basic net income per limited partner unit	$0.38	$0.27	$2.23	$1.71

Diluted Net Income per Limited Partner Unit:
Net income attributable to Plains	$231	$165	$1,052	$774
Less: General partner’s incentive distribution (1)	(95)	(74)	(272)	(208)
Less: General partner 2% ownership (1)	(3)	(2)	(16)	(12)
Net income available to limited partners	133	89	764	554
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	(1)	(4)	(3)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$132	$88	$760	$551

Basic weighted average number of limited partner units outstanding	343	329	340	322
Effect of dilutive securities: Weighted average LTIP units (2)	2	2	2	3
Diluted weighted average number of limited partner units outstanding	345	331	342	325

Diluted net income per limited partner unit	$0.38	$0.27	$2.22	$1.70

(1)             We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(2)             Our Long-term Incentive Plan (“LTIP”) awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Selected Items Impacting Comparability - Income/(Loss) (1):
Gains/(losses) from derivative activities net of inventory valuation adjustments (2)	$(59)	$(31)	$(9)	$(18)
Asset impairments (3)	—	(125)	—	(125)
Equity-indexed compensation expense (4)	(12)	(12)	(51)	(50)
Net gain/(loss) on foreign currency revaluation	2	11	5	(6)
Tax effect on selected items impacting comparability	15	—	8	—
Significant acquisition-related expenses	—	—	—	(13)
Other (5)	1	—	3	1
Selected items impacting comparability of net income attributable to Plains	$(53)	$(157)	$(44)	$(211)

Impact to basic net income per limited partner unit	$(0.16)	$(0.46)	$(0.13)	$(0.64)
Impact to diluted net income per limited partner unit	$(0.15)	$(0.46)	$(0.13)	$(0.63)

(1)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)             Includes mark-to-market gains and losses resulting from derivative instruments that are related to underlying activities in future periods or the reversal of mark-to-market gains and losses from the prior period, net of inventory valuation adjustments.

(3)             Asset impairments are reflected in “Depreciation and amortization” on our Condensed Consolidated Statements of Operations and do not impact the comparability of EBITDA.

(4)             Equity-indexed compensation expense above excludes the portion of equity-indexed compensation expense represented by grants under LTIP that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(5)             Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF ADJUSTED BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Basic Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$231	$165	$1,052	$774
Selected items impacting comparability of net income attributable to Plains (1)	53	157	44	211
Adjusted net income attributable to Plains	284	322	1,096	985
Less: General partner’s incentive distribution (2)	(95)	(74)	(272)	(208)
Less: General partner 2% ownership (2)	(4)	(5)	(16)	(16)
Adjusted net income available to limited partners	185	243	808	761
Less: Undistributed earnings allocated and distributions to participating securities (2)	(1)	(2)	(6)	(5)
Adjusted limited partners’ net income	$184	$241	$802	$756

Basic weighted average number of limited partner units outstanding	343	329	340	322

Basic adjusted net income per limited partner unit	$0.54	$0.73	$2.36	$2.35

Diluted Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$231	$165	$1,052	$774
Selected items impacting comparability of net income attributable to Plains (1)	53	157	44	211
Adjusted net income attributable to Plains	284	322	1,096	985
Less: General partner’s incentive distribution (2)	(95)	(74)	(272)	(208)
Less: General partner 2% ownership (2)	(4)	(5)	(16)	(16)
Adjusted net income available to limited partners	185	243	808	761
Less: Undistributed earnings allocated and distributions to participating securities (2)	(1)	(1)	(5)	(3)
Adjusted limited partners’ net income	$184	$242	$803	$758

Diluted weighted average number of limited partner units outstanding	345	331	342	325

Diluted adjusted net income per limited partner unit	$0.53	$0.73	$2.35	$2.33

(1)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)             We calculate adjusted net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Excluding Selected Items Impacting Comparability (“Adjusted EBITDA”) Reconciliations
Net Income	$237	$173	$1,074	$797
Add: Interest expense	72	74	224	214
Add: Income tax expense	9	13	79	43
Add: Depreciation and amortization	93	210	265	356
EBITDA	$411	$470	$1,642	$1,410
Selected items impacting comparability of EBITDA (1)	69	32	55	87
Adjusted EBITDA	$480	$502	$1,697	$1,497

(1)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$480	$502	$1,697	$1,497
Interest expense	(72)	(74)	(224)	(214)
Maintenance capital	(42)	(47)	(124)	(123)
Current income tax expense	(17)	(10)	(69)	(32)
Equity earnings in unconsolidated entities, net of distributions	(6)	1	(7)	2
Distributions to noncontrolling interests (1)	(13)	(12)	(38)	(36)
Implied DCF	$330	$360	$1,235	$1,094

(1)             Includes distributions that pertain to the current period’s net income, which are paid in the subsequent period.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash Flow from Operating Activities Reconciliation
EBITDA	$411	$470	$1,642	$1,410
Current income tax expense	(17)	(10)	(69)	(32)
Interest expense	(72)	(74)	(224)	(214)
Net change in assets and liabilities, net of acquisitions	(82)	125	149	(366)
Other items to reconcile to cash flows from operating activities:
Equity-indexed compensation expense	17	22	96	82
Net cash provided by operating activities	$257	$533	$1,594	$880

Contacts :

Roy I. Lamoreaux	Al Swanson

Director, Investor Relations	Executive Vice President, CFO

(713) 646-4222 — (800) 564-3036	(800) 564-3036

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036